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                                                                     Exhibit 5.5


                            CONSENT OF ROBERT A. HORN


     The undersigned hereby consents to the incorporation by reference into the prospectus (the "Prospectus") included in the Registration Statement on Form F-9 of Inco Limited (the "Company") relating to the offering of debentures by the Company of references to him in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the headings "Ore Reserves and Mining Rights in Canada", "PT International Nickel Indonesia Tbk" and "Goro Nickel S.A." and to the reference to him in the Prospectus under the heading "Experts" and "Summary Consolidated Financial Data" as the person responsible for the statements as to reserves.

     Dated the 17th day of September, 2003



                                          /s/ R. HORN
                                          -----------------------------
                                          Robert A. Horn